Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 09/18/2000


Servicing Certificate

Beginning Principal Balance                                       153,580,584.87
Ending Principal Balance                                          152,061,800.55
Principal Collections                                               1,518,784.32
Interest Collections                                                1,813,935.40

Active Loan Count                                                       3,277

Principal Balance of Current Month Prefunding                             0.00

Substitution Adjustment Amount                                            0.00

Policy Draw Amount                                                        0.00


Total Limited Reimbursement Amount                                     32,290.59

Current month distribution to Credit Enhancer                          43,468.10

Net Loan Rate                                                           13.85%

Note Rate - Class A-1 Notes                                            6.8200%
Note Rate - Class A-2 Notes                                            7.8400%
Note Rate - Class A-3 Notes                                            8.1700%
Note Rate - Class A-4 Notes                                            8.2700%
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

                                                             Beginning Note      Ending Note      Principal      Interest
                                                                Balance            Balance       Distribution
                                          Class A-1 Notes        58,603,499.01    56,273,922.97   2,329,576.04   321,961.11

                                          Class A-2 Notes        18,887,000.00    18,887,000.00              -   127,508.24

                                          Class A-3 Notes        29,790,000.00    29,790,000.00              -   209,580.93

                                          Class A-4 Notes       41,753,000.00     41,753,000.00            -     297,339.35
                                                                                 --------------           ----  ----------
                                               Total Notes      149,033,499.01   146,703,922.97   2,329,576.04   956,389.63

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Certificates                                                              0.00

Prefunding Account                                            Total Amount
                                                          ---------------------
Beginning Balance                                                         0.00
Interest Earned on Prefunding Account                                     0.00
Prior month Interest earned transferred to                                0.00
overcollateralization
Collection Period Subsequent Transfer                                     0.00
Prefunding Account balance distributed to Noteholders                     0.00
                                                          ---------------------
   Total Ending Prefunding Account Balance  as of Payment                 0.00
                                                     Date


Capitalized Interest Account Balance
Beginning Balance                                                         0.00
Withdraw relating to prior month Collection Period                        0.00
Interest Earned                                                           0.00
Interest Earned sent to Note Payment account                              0.00
Total Ending Capitalized Interest Account Balance to                      0.00
Noteholders
                                                          ---------------------
        Total Ending Capitalized Interest Account Balance                 0.00
                                                          =====================


Beginning Overcollateralization Amount                            4,547,085.86
Overcollateralization Amount Increase (Decrease)                    810,791.72
                                                          ---------------------
Ending Overcollateralization Amount                               5,357,877.58
Outstanding Overcollaterization Amount                              522,243.82
                                                          ---------------------
Required Overcollateralization Amount                             5,880,121.40



                                                                                    Number         Percent
                                                                       Balance     of Loans       of Balance
Delinquent Loans (30 Days)                                          654,501.57        11            0.43%
Delinquent Loans (60 Days)                                          409,487.30        8             0.27%
Delinquent Loans (90+ Days) (1)                                     369,859.13        6             0.24%
Foreclosed Loans                                                          0.00        0             0.00%
REO                                                                       0.00        0             0.00%


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(1) 90+ Figures Include Foreclosures and REO
                                                                                                   Percent
                                                           Liquidation                            of Balance
                                                          To-Date
                                                          ---------------------
Beginning Loss Amount                                                     0.00
Current Month Loss Amount                                                 0.00                      0.00%
Ending Loss Amount                                                        0.00



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